                                                                    EXHIBIT 99.1


(NATCO GROUP LOGO)                                                 PRESS RELEASE
2950 North Loop West, Suite 700
Houston, TX  77092
PHONE: (713) 685-8062   FAX: (713) 683-7841

--------------------------------------------------------------------------------
NATCO GROUP REPORTS SECOND QUARTER RESULTS; ANNOUNCES SUCCESSFUL FIELD OPERATION
OF COMPACT OIL TREATING TECHNOLOGY                       HOUSTON, AUGUST 3, 2004
--------------------------------------------------------------------------------

NATCO Group Inc. (NYSE: NTG) today announced second quarter 2004 revenue of $73.3 million and net income available to common shareholders of $0.2 million ($0.02 per share) as compared to revenue of $70.6 million and net loss of $0.1 million ($0.00 per share) for the second quarter of 2003.

The 2004 second quarter earnings include charges of $0.6 million primarily related to net foreign exchange transaction losses, as compared to $0.5 million of net foreign exchange transaction losses for the second quarter of 2003. Excluding these charges, net of tax, the Company's net income available to common shareholders for the 2004 quarter would have been $0.6 million ($0.04 per share), as compared to $0.3 million ($0.02 per share) for the second quarter of 2003.

The Company reported bookings of $79.3 million, a 19% increase over the second quarter of 2003. Booking highlights include: orders for a large CO2 processing facility and a Shell-Paques(TM) desulfurization system, both located in West Texas; an order for oil treating and water processing equipment for the Roncador field development in Brazil; additional equipment sales to Lukoil in Russia; and continued strong activity in traditional sales in the US Rocky Mountain region. Based on total bookings of $183.4 million over the first half of the year, the Company's backlog has increased 59% to $102.0 million between January 1 and June 30, 2004, reflecting solid improvement in market conditions. Higher bookings and backlog represents orders which will be taken to revenue in subsequent quarters, and NATCO anticipates revenue will increase substantially beginning in the second half of this year. The Company reiterated its guidance for 2004 earnings per share between $0.40 and $0.50 before net foreign exchange transaction losses and other charges taken in the first and second quarters of the year, as well as CEO separation costs, estimated at $1.5 million net of taxes, which will be recorded in the third quarter of 2004.

Revenue in the Company's North American Operations segment for the second quarter was $42.7 million, a 38% increase over prior year. Segment profit for North American Operations was $5.3 million, more than twice the prior year level of $2.5 million. The highest growth rates in this segment were recorded in the Rocky Mountains, with equipment, parts and service revenue increasing well over 50% compared to the prior year. Reflecting customer demand in the area, NATCO initiated an expansion of its branch in Grand Junction, Colorado, in July and the outlook for continued growth in the Rocky Mountains remains positive. Traditional business in Canada also strengthened, with revenue up 30% compared to the prior year. Further increases are expected in the second half of 2004, reflecting a larger percent completion on projects for Lukoil. The Company's Sacroc facility continues to operate at levels well above the prior year. Other areas in the segment have experienced more moderate growth, while traditional business activity in the Gulf of Mexico has yet to recover.

"Traction in our North American Operations segment continues to increase, partly in delayed response to the growth in rig count over the past year," commented CEO Nat Gregory. "Much of the higher bookings level we have seen since late 2003 is just now starting to kick in, so this should continue to be one of our primary growth engines for the second half of 2004 and beyond."

Second quarter results for the Company's Automation and Control Systems segment continued to be down significantly from prior year, reflecting market weakness in the Gulf of Mexico and runoff of a number of large projects in 2003. Segment revenue declined 31% as compared to prior year, and segment profit was $0.6 million, as compared to $1.2 million in the second quarter of 2003. Segment profit improved modestly compared to the first quarter of 2004 due to higher margins despite decreased revenue. Gross margin percentage increased due to excellent execution on several projects completed in the quarter, combined with steps to reduce production expenses.

Results for the Company's Engineered Systems segment were also down from prior year on reduced revenue. The reduction was due in part to a $7.1 million swing between the current quarter and prior year on revenue recorded for the Company's Kizomba-B seawater injection project. That project is currently 70% complete, with final equipment deliveries expected in late 2004 and early 2005. While segment revenue declined, bookings increased 35% as compared to prior year, and the Company continued to restore backlog in its Engineered Systems segment. Gross margin percentage was adversely affected in the quarter by cost increases related to an Angolan project. Gross margin percentage is expected to increase modestly during the remainder of the year.

Corporate and other expenses increased significantly as compared to prior year. The Company incurred higher expenses for outside services, related in part to compliance with Section 404 of the Sarbanes-Oxley Act. The Company also recorded a $0.6 million provision against a receivable from the prior year due from Pemex. NATCO also announced the successful startup and field operation of its compact oil dehydration technology, Dual Frequency(TM). The technology was recently installed to de-bottleneck oil production equipment in Venezuela. Initial results indicate the capability of doubling throughput capacity of existing equipment in this case, and the Company anticipates additional applications for Dual Frequency(TM) technology to de-bottleneck upstream and downstream facilities in operation around the world. NATCO is a market leader in oil processing and has devoted considerable resources in recent years to develop technology that will reduce the size and increase the efficiency of oil dehydration and desalting equipment.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

                        NATCO GROUP INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                     JUNE 30,    DECEMBER 31,
                                                                                      2004           2003
                                                                                    ---------    ------------
                                                                                   (UNAUDITED)
                                     ASSETS

Current assets:
  Cash and cash equivalents ...................................................     $   1,979      $   1,751
  Trade accounts receivable, net ..............................................        75,419         70,902
  Inventories .................................................................        38,593         34,573
  Prepaid expenses and other current assets ...................................         8,249          7,770
                                                                                    ---------      ---------
        Total current assets ..................................................       124,240        114,996
Property, plant and equipment, net ............................................        36,008         37,076
Goodwill, net .................................................................        79,875         80,097
Deferred income tax assets, net ...............................................         3,435          4,290
Other assets, net .............................................................         1,294          1,269
                                                                                    ---------      ---------
        Total assets ..........................................................     $ 244,852      $ 237,728
                                                                                    =========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt ......................................     $  10,026      $   5,617
  Accounts payable ............................................................        32,441         38,976
  Accrued expenses and other ..................................................        28,606         30,257
  Customer advances ...........................................................        16,446          5,527
                                                                                    ---------      ---------
        Total current liabilities .............................................        87,519         80,377
Long-term debt, excluding current installments ................................        38,919         38,003
Postretirement benefit and other long-term liabilities ........................        12,208         12,771
                                                                                    ---------      ---------
        Total liabilities .....................................................       138,646        131,151
                                                                                    ---------      ---------


Series B redeemable convertible preferred stock (aggregate redemption value of
    $15,000), $.01 par value. 15,000 shares authorized, issued and outstanding
    (net of issuance costs) ...................................................        14,222         14,101

Stockholders' equity:
  Preferred stock $.01 par value. Authorized 5,000,000 shares (of which 500,000 are authorized under Series A and 15,000 are authorized under Series B); no
    shares issued and outstanding (except Series B shares above) ..............            --             --
  Series A preferred stock, $.01 par value. Authorized 500,000
    shares; no shares issued and outstanding ..................................            --             --
  Common stock, $.01 par value. Authorized
    50,000,000 shares; issued and outstanding 15,922,661 and 15,854,067
    shares as of June 30, 2004 and December 31, 2003, respectively ............           159            159
  Additional paid-in capital ..................................................        97,790         97,351
  Accumulated earnings ........................................................         7,942          8,115
  Treasury stock, 795,692 shares at cost as of June 30, 2004 and
     December 31, 2003 ........................................................        (7,182)        (7,182)
  Accumulated other comprehensive loss ........................................        (2,811)        (2,127)
  Notes receivable from officers and stockholders .............................        (3,914)        (3,840)
                                                                                    ---------      ---------
        Total stockholders' equity ............................................        91,984         92,476
                                                                                    ---------      ---------
Commitments and contingencies
        Total liabilities and stockholders' equity ............................     $ 244,852      $ 237,728
                                                                                    =========      =========

                        NATCO GROUP INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                                JUNE 30,                     JUNE 30,
                                                                       ------------------------      ------------------------
                                                                         2004            2003          2004           2003
                                                                       ---------      ---------      ---------      ---------
Revenues .........................................................     $  73,347      $  70,613      $ 145,331      $ 138,626
Cost of goods sold ...............................................        55,716         54,066        110,885        106,268
                                                                       ---------      ---------      ---------      ---------
          Gross profit ...........................................        17,631         16,547         34,446         32,358
Selling, general and administrative expense ......................        13,584         12,999         26,879         25,643
Depreciation and amortization expense ............................         1,364          1,254          2,738          2,484
Closure and other ................................................            85             --             85            230
Interest expense .................................................           871          1,077          1,806          2,139
Write-off of unamortized loan costs ..............................            --             --            667             --
Interest cost on postretirement benefit liability ................           225            210            450            419
Interest income ..................................................           (44)           (50)          (106)           (99)
Other, net .......................................................           518            553            972            899
                                                                       ---------      ---------      ---------      ---------
     Income before income taxes and cumulative effect of change in
         accounting principle ....................................         1,028            504            955            643
Income tax provision .............................................           407            194            378            244
                                                                       ---------      ---------      ---------      ---------
     Net income before cumulative effect of change
         in accounting principle .................................           621            310            577            399
Cumulative effect of change in accounting principle
    (net of tax benefit of $18 in 2003) ..........................            --             --             --             34
                                                                       ---------      ---------      ---------      ---------
          Net income .............................................     $     621      $     310      $     577      $     365
Preferred stock dividends ........................................           375            374            750            399
                                                                       ---------      ---------      ---------      ---------
          Net income (loss) available to common stockholders .....     $     246      $     (64)     $    (173)     $     (34)
                                                                       =========      =========      =========      =========

Earnings per share--basic:
Net income (loss) before cumulative effect of change in accounting
    principle ....................................................     $    0.02      $   (0.00)     $   (0.01)     $   (0.00)
Cumulative effect of change in accounting principle ..............            --             --             --             --
                                                                       ---------      ---------      ---------      ---------
          Net income (loss) ......................................     $    0.02      $   (0.00)     $   (0.01)     $   (0.00)
                                                                       =========      =========      =========      =========

Earnings per share--diluted:
Net income (loss) before cumulative effect of change in accounting
    principle ....................................................     $    0.02      $   (0.00)     $   (0.01)     $   (0.00)
Cumulative effect of change in accounting principle ..............            --             --             --             --
                                                                       ---------      ---------      ---------      ---------
          Net income (loss) ......................................     $    0.02      $   (0.00)     $   (0.01)     $   (0.00)
                                                                       =========      =========      =========      =========

Basic weighted average number of shares of
  common stock outstanding .......................................        15,923         15,849         15,915         15,804
Diluted weighted average number of shares
  of common stock outstanding ....................................        16,033         15,849         15,915         15,804

                        NATCO GROUP INC. AND SUBSIDIARIES

                          UNAUDITED SEGMENT INFORMATION
                       (IN THOUSANDS, EXCEPT PERCENTAGES)

                                        Three Months Ended               Six Months Ended
                                             June 30,                        June 30,
                                    -------------------------       -------------------------
                                       2004            2003            2004           2003
                                    ---------       ---------       ---------       ---------
Revenue:
North American Operations           $  42,713       $  30,956       $  80,221       $  59,571
Engineered Systems                     22,674          27,261          46,782          53,307
Automation & Control Systems            9,682          14,007          21,300          29,248
Eliminations                           (1,722)         (1,611)         (2,972)         (3,500)
                                    ---------       ---------       ---------       ---------
Total revenue                       $  73,347       $  70,613       $ 145,331       $ 138,626
                                    =========       =========       =========       =========

Gross profit:
North American Operations           $  11,357       $   8,261       $  22,376       $  15,614
Engineered Systems                      4,556           5,918           8,804          11,790
Automation & Control Systems            1,718           2,368           3,266           4,954
Eliminations                               --              --              --              --
                                    ---------       ---------       ---------       ---------
Total gross profit                  $  17,631       $  16,547       $  34,446       $  32,358
                                    =========       =========       =========       =========

Gross profit % of revenue:
North American Operations                26.6%           26.7%           27.9%           26.2%
Engineered Systems                       20.1%           21.7%           18.8%           22.1%
Automation & Control Systems             17.7%           16.9%           15.3%           16.9%
Total gross profit % of revenue          24.0%           23.4%           23.7%           23.3%

Operating expenses:
North American Operations           $   6,047       $   5,773       $  12,227       $  11,581
Engineered Systems                      3,972           5,101           8,394           9,732
Automation & Control Systems            1,155           1,119           2,315           2,387
Corporate and other                     2,410           1,006           3,943           1,943
                                    ---------       ---------       ---------       ---------
Total operating expenses            $  13,584       $  12,999       $  26,879       $  25,643
                                    =========       =========       =========       =========

Segment profit:
North American Operations           $   5,310       $   2,488       $  10,149       $   4,033
Engineered Systems                        584             817             410           2,058
Automation & Control Systems              563           1,249             951           2,567
Corporate and other                    (2,410)         (1,006)         (3,943)         (1,943)
                                    ---------       ---------       ---------       ---------
Total segment profit                $   4,047       $   3,548       $   7,567       $   6,715
                                    =========       =========       =========       =========

Bookings:
North American Operations           $  46,234       $  35,212       $ 100,570       $  60,093
Engineered Systems                     24,775          18,324          56,634          40,432
Automation & Control Systems            8,296          12,940          26,152          26,662
                                    ---------       ---------       ---------       ---------
Total bookings                      $  79,305       $  66,476       $ 183,356       $ 127,187
                                    =========       =========       =========       =========

                                                                           As of June 30,
                                                                     ------------------------
Backlog:                                                               2004            2003
                                                                     --------        --------
North American Operations                                            $ 36,812        $ 15,402
Engineered Systems                                                     55,024          58,249
Automation & Control Systems                                           10,142           5,009
                                                                     --------        --------
Total backlog                                                        $101,978        $ 78,660
                                                                     ========        ========

                        NATCO GROUP INC. AND SUBSIDIARIES

         UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS PER SHARE TO
                              NON-GAAP DISCLOSURES


                                                              FOR THE QUARTER ENDED JUNE 30, 2004
                                                      -------------------------------------------------
                                                        INCOME              SHARES            PER-SHARE
                                                      (NUMERATOR)        (DENOMINATOR)          AMOUNT
                                                      -----------        -------------        ---------
                                                     (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income                                               $  621
Certain adjustments:
   Closure and other                                         85
   Loss on foreign exchange, net (1)                        468
   Tax effect of certain adjustments (2)                   (219)
                                                         ------
Adjusted net income                                      $  955
Preferred stock dividends accrued                          (375)
                                                         ------

   Income available to common shareholders (adjusted
      for certain items)                                 $  580
                                                         ======

BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders                  $  580              15,923            $   0.04
                                                                                               ========

EFFECT OF DILUTIVE SECURITIES
Stock options                                                --                 110
                                                         ------              ------

DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):

Income available to common stockholders                  $  580              16,033            $   0.04
                                                         ======              ======            ========

                                                              FOR THE QUARTER ENDED JUNE 30, 2003
                                                      -------------------------------------------------
                                                        INCOME              SHARES            PER-SHARE
                                                      (NUMERATOR)        (DENOMINATOR)          AMOUNT
                                                      -----------        -------------        ---------
                                                     (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income                                               $  310
Certain adjustments:
   Loss on foreign exchange, net (1)                        536
   Tax effect of certain adjustments (2)                   (206)
                                                         ------
Adjusted net income                                      $  640
Preferred stock dividends accrued                          (374)
                                                         ------
   Income available to common shareholders (adjusted
      for certain items)                                 $  266
                                                         ======

BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders                  $  266              15,849             $   .02
                                                         ======                                 =======

EFFECT OF DILUTIVE SECURITIES
Stock options                                                --                  57
                                                         ------              ------

DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):

Income available to common stockholders                  $  266              15,906             $   .02
                                                         ======              ======             =======


(1)  Included in Other Expense, Net in the accompanying income statement.
(2)  Calculated at the applicable effective tax rate for the period.